PROXY                     ORANGE SAVINGS BANK                        PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of Orange Savings Bank (the "Bank") hereby appoints Richard F. Astrella, Elwyn C. Hayden and Paul R. Robichaud, and each or any of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Bank which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Bank to be held on Friday, February 24, 1995, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated below and on the reverse upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement-Prospectus for the Special Meeting of Stockholders and hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

      If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified below or on the reverse side by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of July 26, 1994 (the "Merger Agreement") by and between Orange Savings Bank and CFX Corporation, a copy of which is attached as Annex A to the Proxy Statement-Prospectus, and each of the transactions contemplated thereby.

                 / / FOR         / / AGAINST         / / ABSTAIN

      2. Proposal to approve an adjournment of the Special Meeting if necessary to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

                 / / FOR         / / AGAINST         / / ABSTAIN

                                       Dated: ________________________ 1995

                                       ____________________________________
                                       Signature

                                       ____________________________________
                                       Signature
                                       Please date, sign exactly as name
                                       appears hereon and return promptly. If
                                       the shares are registered in the names
                                       of two or more persons, each should
                                       sign. Executors, administrators,
                                       trustees, guardians, custodians,
                                       attorneys and corporate officers should
                                       add their titles.